Exhibit 107

Calculation of Filing Fee Table

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Form Type)

PSQ Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A Common Stock, $0.0001 par value per share (2)	Other (3)	1,981,483	$1.73	(3)	$3,427,965.59	0.00015310	$524.82
			Total Offering Amount				$3,427,965.59		$524.82
			Total Fees Previously Paid						$—
			Total Fee Offsets						$—
			Net Fees Due						$524.82

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers an undetermined number of shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), of PSQ Holdings, Inc. (the “Company”) that may become issuable to prevent dilution from stock splits, stock dividends or similar transactions with respect to the shares registered hereunder.

(2)	Consists of 1,981,483 shares of the Class A Common Stock (the “Resale Shares”), registered for sale by the selling holders named in this registration statement, which were issued on October 24, 2024, in connection with a private investment in public equity transaction, pursuant to which the Resale Shares were sold by the Company at $2.70 per share, for an aggregate purchase price of approximately $5.35 million pursuant to a securities purchase agreement, dated October 22, 2024, by and among the Company and the purchasers listed therein.

(3)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $1.73, which is the average of the high and low prices for the registrant’s Class A Common Stock on The New York Stock Exchange on May 5, 2025, which date is within five business days prior to filing this registration statement.